Exhibit 99.1

Earnings Release FY20 Q1	Investor Contacts	Media Contact
	Gerry Gould, VP-Investor Relations	Carla Burigatto, VP-Communications
	(781) 356-9402	(781) 348-7263
	gerry.gould@haemonetics.com	carla.burigatto@haemonetics.com

Olga Vlasova, Sr. Mgr.-Investor Relations
(781) 356-9763
olga.vlasova@haemonetics.com

Haemonetics Reports 1st Quarter Fiscal 2020 Results, Updates Fiscal 2020 Earnings Guidance and Launches Operational Excellence Program

Braintree, MA, August 6, 2019 - Haemonetics Corporation (NYSE: HAE) reported financial results for its first quarter of fiscal 2020, which ended June 29, 2019:

1st Quarter 2020
Revenue, increase	$238 million, +4%
Revenue increase, organic[1]	+8%
Net loss per share	($0.17)
Adjusted net earnings per diluted share	$0.81
Cash flow from operating activities	$3 million
Free cash flow before restructuring & turnaround	$5 million
[1] Organic growth excludes the impact of currency fluctuation, excludes fiscal 2019 OrthoPAT revenue due to the product end of life in Hospital, and reflects adjustments to fiscal 2019 and fiscal 2020 Plasma revenue related to the divestiture of the Company’s Union, SC liquid solutions operations.

Chris Simon, Haemonetics’ CEO, stated: “Our first quarter results are a positive start to the year. We have taken important steps forward, including reaching 5 million collections with NexSys PCS®, receiving U.S. regulatory clearance for use of TEG 6s in adult trauma and divesting our Union, SC liquid solutions facility. We are launching the Operational Excellence Program to improve our manufacturing and supply productivity. Our strategy is sound and we are raising our fiscal 2020 adjusted earnings guidance.”

GAAP RESULTS

First quarter fiscal 2020 revenue was $238.5 million, up 4.0% compared with the first quarter of fiscal 2019. Business unit revenue and growth rates compared to the same prior fiscal year period were as follows:

($ million)	1st Quarter 2020 Reported
Plasma	$110.4	+11.1%
Hospital	$ 47.7	+ 1.5%
Blood Center	$ 75.8	( 3.8%)
Net business unit revenue	$233.9	+ 3.9%
Service	$ 4.5	+ 8.1%
Total net revenue	$238.5	+ 4.0%

First quarter fiscal 2020 gross margin was 48.6% compared with 36.3% in the first quarter of the prior year. Operating expenses were $129.2 million in the first quarter of fiscal 2020 compared with $78.0 million in the prior year first quarter. Operating expenses included $49.3 million of asset impairment and related charges recognized upon the completion of the Company’s Union, South Carolina liquid solutions facility disposition. Due to these charges, a first quarter fiscal 2020 operating loss of $13.3 million was realized, compared with operating income of $5.3 million in the first quarter of fiscal 2019, and a first quarter fiscal 2020 net loss of $8.5 million, or $0.17 per share, was realized compared with a net loss of $2.8 million, or $0.05 per share, in the prior year’s first quarter.

ADJUSTED RESULTS

Revenue for the first quarter of fiscal 2020 was up 8.0% on an organic basis compared with the first quarter of fiscal 2019. Business unit organic revenue growth rates compared with the prior fiscal year first quarter, were as follows:

1st Quarter 2020 Organic
Plasma	+16.1%
Hospital	+ 8.3%
Blood Center	( 2.3%)
Net business unit revenue	+ 7.9%
Service	+12.5%
Total net revenue	+ 8.0%

Plasma organic revenue growth in North America was 17.4% in the first quarter of fiscal 2020, including 13.9% growth in disposables. The Company continued the rollout of the NexSys PCS® device and NexLynk DMS™ donor management software. Within Hospital, organic revenue growth in the Hemostasis Management product line was 15.7% in the first quarter of fiscal 2020.

First quarter adjusted gross margin was 51.2%, up 400 basis points compared with the first quarter of the prior year, due to pricing strategies, product mix and productivity. Adjusted operating expenses were $71.5 million, up $3.9 million or 5.8%, reflecting increases primarily in sales and marketing and performance-based compensation.

Adjusted operating income was $51.4 million, up $10.7 million, while adjusted operating margin was 21.4%, up 360 basis points compared with the first quarter of fiscal 2019. The adjusted income tax rate of 10.4% compared favorably with a rate of 17.9% in the first quarter of fiscal 2019 due to the current period tax benefit of employee share vesting and option exercises.

First quarter fiscal 2020 adjusted net income was $42.1 million, up $10.3 million or 32.5%, and adjusted earnings per share was $0.81, up 37.3% compared with $0.59 in the first quarter of fiscal 2019. The Company’s adjusted earnings per share benefited from a net reduction in share count as a result of the repurchase of shares in fiscal 2019 and 2020.

BALANCE SHEET AND CASH FLOW

Cash on hand at June 29, 2019 was $190.2 million, an increase in the first quarter of fiscal 2020 of $20.9 million, and includes $75.0 million of share repurchases. Free cash flow before restructuring and turnaround funding requirements was $5.3 million.

STRATEGIC INITIATIVES

The Company announced an Operational Excellence Program, a restructuring initiative designed to improve product and service quality and ensure sustainability and scalability, while reducing cost principally in the Company’s manufacturing and supply chain. The Complexity Reduction Initiative streamlined work and made funding available for reinvestment in growth priorities. The Operational Excellence Program is intended to implement strategic sourcing programs, pursue lean principles and optimize the Company’s production and logistics network. The program is expected to be substantially completed by the end of fiscal 2023, providing benefits beginning in the second half of fiscal 2020 and targeted to reach $80 to $90 million in annual savings. The Company anticipates that the majority of realized savings will contribute to increased operating income by the end of the program. The Company expects to incur restructuring and related charges of $60 to $70 million.

SHARE REPURCHASE PROGRAM

As part of its previously announced $500 million share repurchase program, the Company repurchased 644,700 of its common shares for $75 million via an accelerated share repurchase agreement with Citibank N.A that was completed on July 30, 2019.

RESTRUCTURING AND TURNAROUND EXPENSES, ASSET IMPAIRMENTS, DEAL AMORTIZATION AND ACCELERATED DEPRECIATION

During the first quarter of fiscal 2020, the Company completed the transfer of ownership of its Union, South Carolina manufacturing facility, operating assets and certain inventories to CSL Plasma. In connection with this transfer, the Company recognized an asset impairment and related charges of $51.2 million, primarily related to the carrying balances of the property, plant and equipment. In the prior year’s first quarter, the Company incurred $21.2 million of impairment charges as a result of a non-strategic production line in the Blood Center Business.

The Company incurred accelerated depreciation and other related charges of $5.5 million and $3.9 million in the first quarters of fiscal 2020 and 2019, respectively, related to PCS2 devices in the Plasma business; accelerated depreciation will continue throughout the NexSys PCS rollout. The Company incurred restructuring and turnaround expenses of $2.0 million in the first quarter of fiscal 2020 and $3.3 million in the first quarter of fiscal 2019.

These impairments, accelerated depreciation, expenses and charges were excluded from the computation of adjusted earnings, as were deal amortization expenses of $6.0 million and $6.3 million in the first quarters of fiscal 2020 and 2019, respectively.

FISCAL 2020 GUIDANCE

The Company affirmed its previous revenue guidance, which it provided in its new reporting segments on its Investor Relations website on July 22, 2019:

	Reported (GAAP)	Organic
Total revenue	3-5%	6-8%
Plasma revenue	8-10%	13-15%
Hospital revenue	6-8%	11-13%
Blood Center revenue	(4-6%)	(4-6%)

Plasma revenue guidance provided includes 8-10% reported and 14-16% organic growth in North America. Hospital revenue guidance provided includes a Hemostasis Management organic growth rate similar to that realized in fiscal 2019.

The Company affirmed its fiscal 2020 earnings per share (GAAP) guidance and reduced its operating margin (GAAP) guidance due to reclassifying the first quarter impact of the asset impairment relating to its Union, South Carolina facility divestiture.

Additionally, the Company raised its fiscal 2020 adjusted operating margin and adjusted earnings per share guidance based on first quarter performance, including strong operating results, $0.07 of income tax rate benefits and benefits of the Operational Excellence Program:

	Previous Guidance	Current Guidance
Operating Margin (GAAP)	13-15%	Approx. 9%
Adjusted Operating Margin	19-21%	Approx. 21%
Earnings per Diluted Share (GAAP)	$1.25-$1.45	$1.25-$1.45
Adjusted Earnings per Diluted Share	$2.80-$3.00	$2.95-$3.15
Cash Flow from Operating Activities (GAAP)	$150-$175 million	$150-$175 million
Free Cash Flow, Before Restructuring & Turnaround	$100-$125 million	$100-$125 million

Fiscal 2020 earnings guidance includes estimated benefits from the Complexity Reduction Initiative, the Operational Excellence Program and the share repurchase program.

WEBCAST CONFERENCE CALL AND RESULTS ANALYSIS

The Company will host a conference call with investors and analysts to discuss first quarter fiscal 2020 results and fiscal 2020 guidance on Tuesday, August 6, 2019 at 8:00am Eastern Time. Interested parties may participate by telephone by dialing (877) 848-8880 from within the U.S. or Canada or (716) 335-9512 from international locations, using the access code 7096874.

Alternatively, a live webcast of the call can be accessed on Haemonetics’ investor relations website at the following direct link: https://edge.media-server.com/mmc/p/f9eia42a

The Company is posting this press release to its Investor Relations website, in addition to results analyses that will be referenced on the webcast. These analyses can be accessed by the following direct link: https://haemonetics.gcs-web.com/static-files/37a68f68-b792-43a6-b9d7-faa848b7eeff

The Company has also made available under the “Guidance and Analytical Tables” section of its Investor Relations website (https://haemonetics.gcs-web.com/guidance) the presentation, historical data and other materials published on July 22, 2019 in connection with its announcement of changes to its financial reporting segments and business units that correspond with the its transition from a regional management model to a customer-centric business unit model.

ABOUT HAEMONETICS

Haemonetics (NYSE: HAE) is a global healthcare company dedicated to providing a suite of innovative hematology products and solutions for customers, to help them improve patient care and reduce the cost of healthcare. Our technology addresses important medical markets: blood and plasma component collection, the surgical suite, and hospital transfusion services. To learn more about Haemonetics, visit www.haemonetics.com.

FORWARD LOOKING STATEMENTS

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements in this press release may include, without limitation, statements regarding (i) plans and objectives of management for operations of the Company, including plans or objectives related to the development and commercialization of, and regulatory approvals related to, the Company’s products, and plans or objectives related to the Complexity Reduction Initiative and the Operational Excellence Program, (ii) estimates or projections of financial results, financial condition, capital expenditures, capital structure or other financial items, including with respect to U.S. tax reform and the share repurchase program, (iii) the Company's future financial performance and (iv) the assumptions underlying or relating to any statement described in points (i), (ii) or (iii) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences.

Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, our ability to implement the Complexity Reduction Initiative and the Operational Excellence Program as planned, on the anticipated timeline and at the anticipated cost, our ability to realize the estimated savings from the Operational Excellence Program and the Complexity Reduction Initiative, the impact of share repurchases on our stock price and volatility, as well as the effect of short-term price fluctuations on the program’s effectiveness, technological advances in the medical field and standards for transfusion medicine and our ability to successfully offer products that incorporate such advances and standards, product quality, market acceptance, regulatory uncertainties, including in the receipt or timing of regulatory approvals, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, and the effect of industry consolidation as seen in the plasma market.  These and other factors are identified and described in more detail in the Company's periodic reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”). The Company does not undertake to update these forward-looking statements.

MANAGEMENT’S USE OF NON-GAAP MEASURES

This press release contains financial measures and guidance which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. Management uses non-GAAP measures to monitor the financial performance of the business, make informed business decisions, establish budgets, and forecast future results. These non-GAAP financial measures should be considered supplemental to, and not a substitute for, our reported financial results prepared in accordance with U.S. GAAP. In this release, supplemental non-GAAP measures have been provided to assist investors in evaluating the performance of the Company’s core operations.

When used in this release, constant currency measures the change in revenue between the current and prior year periods using a constant currency conversion rate. Organic revenue growth excludes the impact of currency, product end-of-life activities and divestitures. Adjusted gross profit, adjusted operating expenses, adjusted operating income, adjusted net income and adjusted earnings per share exclude restructuring and turnaround costs, accelerated device depreciation and related costs, asset impairments, deal amortization expenses, impacts of U.S. tax reform and certain legal and other expenses. Adjusted net income and adjusted earnings per share also exclude gains and losses on asset dispositions. Free cash flow before restructuring and turnaround is defined as cash provided by operating activities less capital expenditures, net of the proceeds from the sale of property, plant and equipment.

Reconciliations of these measures to their most comparable GAAP measure are included at the end of the financial sections of this press release as well as on the Company’s website at www.haemonetics.com.

The Company calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations and forward-looking adjusted earnings per share guidance excludes potential charges or gains that would be recorded as Non-GAAP adjustments to earnings during the fiscal year. The Company does not attempt to provide reconciliations of forward-looking organic revenue growth guidance to projected reported (GAAP) revenue growth guidance within the fiscal year because forecasting the impact of foreign currency fluctuations is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. Additionally, the Company does not attempt to provide reconciliations of forward-looking adjusted earnings per share guidance to projected GAAP earnings per share guidance or forward-looking free cash flow before restructuring and turnaround costs guidance to projected GAAP cash flow from operating activities guidance because the combined impact and timing of recognition of certain potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. We believe that such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

Haemonetics Corporation Financial Summary
Condensed Consolidated Statements of Loss for the First Quarter of FY20 and FY19
(Data in thousands, except per share data)

	6/29/2019	6/30/2018	% Inc/(Dec)
			vs Prior Year
	(unaudited)
Net revenues	$238,451	$229,347	4.0%
Gross profit	115,906	83,244	39.2%

R&D	7,487	9,406	(20.4)%
S,G&A	73,000	68,545	6.5%
Impairment of assets	48,721	—	100.0%
Operating expenses	129,208	77,951	65.8%

Operating (loss) income	(13,302)	5,293	n/m

Interest and other expense, net	(4,423)	(1,978)	n/m
(Loss) income before taxes	(17,725)	3,315	n/m

Tax (benefit) expense	(9,246)	6,134	n/m

Net loss	$(8,479)	$(2,819)	n/m

Net loss per common share	$(0.17)	$(0.05)	n/m

Weighted average number of shares:
Basic and diluted	51,010	52,119

Profit Margins:			Inc/(Dec) vs prior year profit margin %
Gross profit	48.6%	36.3%	12.3%
R&D	3.1%	4.1%	(1.0)%
S,G&A	30.6%	29.9%	0.7%
Operating (loss) income	(5.6)%	2.3%	(7.9)%
(Loss) income before taxes	(7.4)%	1.4%	(8.8)%
Net loss	(3.6)%	(1.2)%	(2.4)%

Revenue Analysis for the First Quarter of FY20 and FY19
(Data in thousands)

	Three Months Ended
	6/29/2019	6/30/2018	Reported growth	Currency impact	End of Life(1)	Divestiture of Plasma Liquid Solutions Operation (2)	Organic growth (3)
	(unaudited)
Revenues by business unit
Plasma	$110,422	$99,354	11.1%	(0.5)%	—%	(4.5)%	16.1%
Blood Center	75,803	78,823	(3.8)%	(1.5)%	—%	—%	(2.3)%
Hospital(4)	47,697	46,980	1.5%	(1.4)%	(5.4)%	—%	8.3%
Net business unit revenues	$233,922	$225,157	3.9%	(1.0)%	(1.1)%	(1.9)%	7.9%
Service	4,529	4,190	8.1%	(4.4)%	—%	—%	12.5%
Total net revenues	$238,451	$229,347	4.0%	(1.0)%	(1.1)%	(1.9)%	8.0%
(1)Excludes fiscal 2019 OrthoPAT revenue due to product end of life.

(2)Reflects adjustment to fiscal 2019 Plasma revenue as a result of the divestiture of our Union, South Carolina liquid solutions operations in order to present revenue on a comparable basis with fiscal 2020. Also includes a reduction to fiscal 2020 Plasma revenue of $1.9 million due to an accelerated charge incurred as a result of this divestiture, the impact of which has been excluded from our fiscal 2020 adjusted results.

(3)Organic growth, a non-GAAP financial measure, excludes the impact of currency fluctuation and adjusts for the impact of end of life products and the disposition of our plasma liquid solutions operation. See notes 1 and 2 above and description of non-GAAP financial measures contained in this release.

(4)Hospital revenue includes Hemostasis Management revenue of $24.4 million and $21.3 million for the three months ended June 29, 2019 and June 30, 2018, respectively. Hemostasis Management revenue increased 14.1% in the first quarter of fiscal 2020 as compared with the same period of fiscal 2019. Without the effect of foreign exchange, Hemostasis Management revenue increased 15.7% in the first quarter of fiscal 2020 as compared with the same period of fiscal 2019.

Condensed Consolidated Balance Sheets
(Data in thousands)

	As of
	6/29/2019	3/30/2019
	(unaudited)
Assets
Cash and cash equivalents	$190,234	$169,351
Accounts receivable, net	163,339	185,027
Inventories, net	221,953	194,337
Other current assets	39,752	27,406
Total current assets	615,278	576,121
Property, plant & equipment, net	276,748	343,979
Intangible assets, net	120,340	127,693
Goodwill	211,140	210,819
Other assets	36,104	16,155
Total assets	$1,259,610	$1,274,767

Liabilities & Stockholders' Equity
Short-term debt & current maturities	$117,548	$27,666
Other current liabilities	176,117	208,093
Total current liabilities	293,665	235,759
Long-term debt	318,144	322,454
Other long-term liabilities	56,835	48,686
Stockholders' equity	590,966	667,868
Total liabilities & stockholders' equity	$1,259,610	$1,274,767

Condensed Consolidated Statements of Cash Flows
(Data in thousands)

	Three Months Ended
	6/29/2019	6/30/2018
	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(8,479)	$(2,819)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	27,437	26,415
Impairment of assets	48,721	21,170
Share-based compensation expense	4,730	3,379
Deferred tax benefit	(5,309)	—
Provision for losses on accounts receivable and inventory	(1,378)	(352)
Change in other non-cash operating activities	50	19
Change in accounts receivable, net	22,518	(1,577)
Change in inventories, net	(37,414)	(15,058)
Change in other working capital	(48,248)	(8,055)
Net cash provided by operating activities	2,628	23,122
Cash Flows from Investing Activities:
Capital expenditures	(8,249)	(27,514)
Proceeds from divestiture	9,808	—
Proceeds from sale of property, plant and equipment	302	250
Net cash provided by (used in) investing activities	1,861	(27,264)
Cash Flows from Financing Activities:
Borrowings, net of repayments	85,625	94,052
Share repurchases	(75,000)	(80,000)
Proceeds from employee stock programs	5,465	4,611
Net cash provided by financing activities	16,090	18,663
Effect of exchange rates on cash and cash equivalents	304	(2,584)
Net Change in Cash and Cash Equivalents	20,883	11,937
Cash and Cash Equivalents at Beginning of the Period	169,351	180,169
Cash and Cash Equivalents at End of Period	$190,234	$192,106

Free Cash Flow Reconciliation:
Cash provided by operating activities	$2,628	$23,122
Capital expenditures, net of proceeds from sale of property, plant and equipment	(7,947)	(27,264)
Free cash flow after restructuring and turnaround costs	(5,319)	(4,142)
Restructuring and turnaround costs	13,406	12,783
Tax benefit on restructuring and turnaround costs	(2,810)	(2,630)
Free cash flow before restructuring and turnaround costs	$5,277	$6,011

Haemonetics Corporation Financial Summary
Reconciliation of Non-GAAP Measures

Haemonetics has presented supplemental non-GAAP financial measures as part of this earnings release. A reconciliation is provided that reconciles each non-GAAP financial measure with the most comparable GAAP measure. The presentation of non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the most directly comparable GAAP measures. There are material limitations to the usefulness of non-GAAP measures on a standalone basis, including the lack of comparability to the GAAP financial results of other companies.
These measures are used by management to monitor the financial performance of the business, make informed business decisions, establish budgets and forecast future results. Performance targets for management are established based upon these non-GAAP measures. In the reconciliations below, we have removed restructuring, turnaround and other costs from our GAAP expenses. Our restructuring and turnaround costs for the periods reported are principally related to employee severance and retention, program management costs associated with the implementation of outsourcing initiatives and recent accounting standards and other costs associated with the fiscal 2018 Complexity Reduction Initiative launched on November 1, 2017.
In addition to restructuring and turnaround costs, we are reporting non-GAAP earnings before deal amortization, asset impairments and other divestiture related costs, PCS2 accelerated depreciation and related costs, certain legal charges and European Medical Device Regulation costs.
We believe this information is useful to investors because it allows for an evaluation of the Company with a focus on the performance of our core operations.

Reconciliation of Adjusted Measures for the First Quarter of FY20 and FY19
(Data in thousands except per share data)
	Three Months Ended
	6/29/2019	6/30/2018
	(unaudited)
GAAP gross profit	$115,906	$83,244
PCS2 accelerated depreciation and related costs	4,898	3,939
Impairment of assets and other related charges (1)	1,882	21,170
Restructuring and turnaround costs	276	(34)
Adjusted gross profit	$122,962	$108,319

GAAP operating expenses	$129,208	$77,951
Impairment of assets and other related charges	(49,285)	—
Deal amortization	(5,974)	(6,300)
Restructuring and turnaround costs	(1,751)	(3,383)
PCS2 accelerated depreciation and related costs	(627)	—
Other (2)	(36)	(675)
Adjusted operating expenses	$71,535	$67,593

GAAP operating (loss) income	$(13,302)	$5,293
Impairment of assets and other related charges (1)	51,166	21,170
Deal amortization	5,974	6,300
PCS2 accelerated depreciation and related costs	5,525	3,939
Restructuring and turnaround costs	2,027	3,349
Other (2)	36	675
Adjusted operating income	$51,426	$40,726

GAAP net loss	(8,479)	(2,819)
Impairment of assets and other related charges (1)	51,166	21,170
Deal amortization	5,974	6,300
PCS2 accelerated depreciation and related costs	5,525	3,939
Restructuring and turnaround costs	2,027	3,349
Other (2)	36	675
Tax impact associated with adjustments	(14,138)	(826)
Adjusted net income	$42,111	$31,788

GAAP net loss per common share (3)	$(0.17)	$(0.05)
Adjusted items after tax per common share assuming dilution	0.98	0.64
Adjusted net income per common share assuming dilution (4)	$0.81	$0.59
(1) Includes a $1.9 million adjustment to fiscal 2020 Plasma revenue due to an accelerated charge incurred as a result of the divestiture of the Union, South Carolina liquid solutions operations.

(2) Reflects costs incurred related to the European Medical Device Regulation and costs related to the resolution of customer damages assessments associated with product recalls.

(3) GAAP net loss per common share is calculated using weighted average basic shares outstanding and excludes the impact of outstanding stock awards from the diluted loss per share calculation as their inclusion would have an anti-dilutive effect.

(4) Adjusted net income per common share is calculated using weighted average diluted shares outstanding of 52,302 which includes the impact of outstanding stock awards.

Projected Fiscal 2020 GAAP and Adjusted Operating Margin
FY 2020
Operating margin (GAAP)	~9%
Divestiture of Plasma Liquid Solutions Operation	6%
Deal amortization	2%
PCS2 accelerated depreciation and related costs	2%
Restructuring and turnaround costs	1%
European medical device regulation	1%
Adjusted operating margin	~21%